TransUnion Reports First Quarter 2015 Results

•	Revenue of $353 million, an increase of 16 percent (18 percent on a constant currency basis) compared with the first quarter of 2014

•	Adjusted EBITDA of $114 million, an increase of 20 percent compared with the first quarter of 2014

•	Adjusted EBITDA margin was 32.3 percent, an increase of 90 basis points compared with the first quarter of 2014

CHICAGO, May 7, 2015 - TransUnion, a leading global risk and information solutions provider, today announced its financial results for the first quarter ended March 31, 2015. Total revenue was $353 million, an increase of 16 percent (18 percent on a constant currency basis) compared with the first quarter of 2014. Acquisitions accounted for a 4.7 percent increase in revenue. The net loss attributable to the Company was $7 million, an improvement of $8 million compared with the first quarter of 2014. Adjusted Net Income was $29 million, an increase of 60 percent compared with the first quarter of 2014.

Adjusted EBITDA was $114 million, an increase of 20 percent compared with the first quarter of 2014, due primarily to the increase in revenue, along with operational efficiencies enabled by prior investments. Adjusted EBITDA margin was 32.3 percent, an increase of 90 basis points compared with the first quarter of 2014.

"In the first quarter, we generated double-digit revenue and Adjusted EBITDA growth driven primarily by strong organic growth across all of our segments," said Jim Peck, TransUnion’s president and chief executive officer. “We continue to see solid returns from our previous investments made in both strategic growth and productivity initiatives, along with market momentum in our core business, due to favorable market conditions."

Segment Highlights

U.S. Information Services (USIS)

Total USIS revenue was $222 million, an increase of 14 percent compared with the first quarter of 2014, driven by organic revenue growth across all platforms and revenue from the recent acquisitions of DHI and L2C. Online Data Services revenue was $150 million, an increase of 14 percent, driven by an increase in credit report volume. Marketing Services revenue was $33 million, an increase of 7 percent, due primarily to an increase in custom data sets and archive information and revenue from our recent acquisitions. Decision Services revenue was $39 million, an increase of 22 percent, due primarily to organic revenue growth in healthcare, financial services and insurances markets and revenue from our recent acquisitions.

Operating income was $31 million, a decrease of 3 percent compared with the first quarter of 2014. The decrease in operating income was due primarily to incremental costs incurred as part of the strategic initiative to upgrade our technology platform, including additional depreciation and amortization resulting from shortening the remaining useful lives of certain existing technology assets to align with the expected completion of this initiative, and operating and integration expenses from the recent acquisitions, partially offset by the increase in revenue. Adjusted Operating Income was $37 million, an increase of 3 percent compared with the first quarter of 2014.

International

International revenue was $63 million, an increase of 16 percent (24 percent on a constant currency basis) compared with the first quarter of 2014, driven by increased volumes in all regions and revenue from our recent acquisition, which accounted for an 18 percent increase in revenue. Developed markets revenue was $20 million, an increase of 4 percent (11 percent on a constant currency basis) compared with the first quarter of 2014. Emerging markets revenue was $42 million, an increase of 23 percent (31 percent on a constant currency basis) compared with the first quarter of 2014. Incremental revenue from our recent acquisition accounted for a 28 percent increase in Emerging Market revenue.

Operating income was $2 million, an increase of 4 percent compared with the first quarter of 2014. Adjusted Operating Income was $3 million, essentially flat compared with the first quarter of 2014.

Consumer Interactive (formerly Interactive)

Consumer Interactive revenue was $68 million, an increase of 24 percent compared with the first quarter of 2014, driven by an increase in revenue from the indirect channel and an increase in direct subscribers.

Operating income was $24 million, an increase of 24 percent compared with the first quarter of 2014, driven by the increase in revenue.

Liquidity and Capital Resources

Cash and cash equivalents were $87 million at March 31, 2015, and $78 million at December 31, 2014. Cash provided by operating activities was $17 million. First quarter capital expenditures were $30 million compared with $39 million in the first quarter of 2014, due to a decrease in spending to upgrade corporate headquarters facility. We expect total capital expenditures to be lower in 2015 than 2014 as a percentage of revenue as we complete the improvements to corporate headquarters in the first half of 2015. Net cash provided by financing activities was $29 million due primarily to additional borrowings.

Non-GAAP Financial Measures

This earnings release presents changes in revenue on a constant currency basis, Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate and Adjusted Net Income. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including revenue, operating income, operating margin, effective tax rate, net income (loss) attributable to the Company or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, May 7, 2015, at 8:00 a.m. (CT) to discuss the business results for the first quarter. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the conference call. This earnings release is also available on that website. The conference call dial-in information is:

Domestic dial-in: 844-464-3935
International dial-in: 765-507-2624
Teleconference code: 29099769

About TransUnion
Information is a powerful thing. At TransUnion, we realize that. We are dedicated to finding innovative ways information can be used to help individuals make better and smarter decisions. We help uncover unique stories, trends and insights behind each data point, using historical information as well as alternative data sources. This allows a variety of markets and businesses to better manage risk and consumers to better manage their credit, personal information and identity. Today, TransUnion has a global presence in more than 30 countries and a leading presence in several international markets across North America, Africa, Latin America and Asia. Through the power of information, TransUnion is working to build stronger economies and families and safer communities worldwide.
We call this Information for Good.  www.transunion.com/business

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements can be found in TransUnion Holding’s Annual Report on Form 10-K for the year ended December 31, 2014, as modified in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which have been filed with the Securities and Exchange Commission and are available on TransUnion's website (http://www.transunion.com/corporate/about-transunion/investor-relations.page) and on the Securities and Exchange Commission's website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information

E-mail        Investor.relations@transunion.com
Telephone    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2015	December 31, 2014
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$87.0	$77.9
Trade accounts receivable, net of allowance of $3.0 and $2.4	211.7	200.4
Other current assets	129.6	122.7
Total current assets	428.3	401.0
Property, plant and equipment, net of accumulated depreciation and amortization of $132.9 and $123.4	176.1	181.4
Goodwill, net	2,009.0	2,023.9
Other intangibles, net of accumulated amortization of $459.5 and $407.8	1,891.9	1,939.6
Other assets	109.0	119.9
Total assets	$4,614.3	$4,665.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$102.8	$106.5
Short-term debt and current portion of long-term debt	112.8	74.0
Other current liabilities	115.4	149.4
Total current liabilities	331.0	329.9
Long-term debt	2,863.6	2,865.9
Deferred taxes	663.4	676.8
Other liabilities	24.0	22.1
Total liabilities	3,882.0	3,894.7
Redeemable noncontrolling interests	13.0	23.4
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at March 31, 2015 and December 31, 2014, 111.5 million and 111.4 shares issued at March 31, 2015 and December 31, 2014, respectively, and 111.0 million shares and 110.9 million shares outstanding as of March 31, 2015 and December 31, 2014, respectively	1.1	1.1
Additional paid-in capital	1,141.2	1,138.0
Treasury stock at cost; 0.5 million shares at March 31, 2015 and December 31, 2014	(4.3)	(4.3)
Accumulated deficit	(436.8)	(430.2)
Accumulated other comprehensive loss	(145.0)	(117.5)
Total TransUnion stockholders’ equity	556.2	587.1
Noncontrolling interests	163.1	160.6
Total stockholders’ equity	719.3	747.7
Total liabilities and stockholders’ equity	$4,614.3	$4,665.8

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenue	$353.1	$303.4
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	125.6	120.9
Selling, general and administrative	121.9	96.2
Depreciation and amortization	69.1	51.5
Total operating expenses	316.6	268.6
Operating income	36.5	34.8
Non-operating income and expense
Interest expense	(44.8)	(50.8)
Interest income	0.9	0.5
Earnings from equity method investments	2.3	3.6
Other income and (expense), net	(2.3)	(1.7)
Total non-operating income and expense	(43.9)	(48.4)
Loss before income taxes	(7.4)	(13.6)
Benefit for income taxes	3.0	0.1
Net loss	(4.4)	(13.5)
Less: net income attributable to the noncontrolling interests	(2.2)	(1.2)
Net loss attributable to TransUnion	$(6.6)	$(14.7)

Earnings per share:
Basic	$(0.06)	$(0.13)
Diluted	$(0.06)	$(0.13)

Weighted average shares outstanding:
Basic	111.0	110.3
Diluted	111.0	110.3

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(4.4)	$(13.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	69.1	51.5
Amortization and loss on fair value of interest rate swaps	1.1	—
Amortization of deferred financing fees	2.0	1.7
Stock-based compensation	2.4	2.0
Provision for losses on trade accounts receivable	0.6	0.6
Equity in net income of affiliates, net of dividends	(0.9)	(3.3)
Deferred taxes	(9.5)	(4.0)
Amortization of senior notes purchase accounting fair value adjustment and note discount	0.2	(4.4)
Other	0.2	(0.4)
Changes in assets and liabilities:
Trade accounts receivable	(14.5)	(18.4)
Other current and long-term assets	6.4	1.5
Trade accounts payable	0.5	0.8
Other current and long-term liabilities	(36.7)	(20.2)
Cash provided by (used in) operating activities	16.5	(6.1)
Cash flows from investing activities:
Capital expenditures	(30.1)	(38.8)
Proceeds from sale of trading securities	0.3	0.9
Purchases of trading securities	(1.0)	(1.7)
Proceeds from sale of other investments	3.9	—
Purchases of other investments	(7.2)	—
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(9.9)	(39.1)
Acquisition-related deposits	9.1	8.8
Cash used in investing activities	(34.9)	(69.9)
Cash flows from financing activities:
Proceeds from senior secured revolving line of credit	35.0	28.5
Repayments of debt	(6.6)	(3.8)
Proceeds from issuance of common stock and exercise of stock options	0.8	0.7
Debt financing fees	—	(0.2)
Distributions to noncontrolling interests	(0.1)	(0.5)
Other	—	0.1
Cash provided by financing activities	29.1	24.8
Effect of exchange rate changes on cash and cash equivalents	(1.6)	(0.6)
Net change in cash and cash equivalents	9.1	(51.8)
Cash and cash equivalents, beginning of period	77.9	111.2
Cash and cash equivalents, end of period	$87.0	$59.4

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Constant Currency Measures - unaudited
(in millions)

	Three Months Ended March 31
	$ Change	% Change
Revenue:
International segment, Developed Markets:
2015 revenue	$20.5
2014 revenue	19.7
Change on an as reported basis	0.8	3.6%
Foreign exchange impact (1)	1.5	7.8%
Change on a constant currency basis	$2.3	11.4%

International segment, Emerging Markets:
2015 revenue	$42.4
2014 revenue	34.4
Change on an as reported basis	8.0	23.3%
Foreign exchange impact (1)	2.8	8.2%
Change on a constant currency basis	$10.8	31.5%

International segment total:
2015 revenue	$62.9
2014 revenue	54.1
Change on an as reported basis	8.8	16.1%
Foreign exchange impact (1)	4.4	8.1%
Change on a constant currency basis	$13.2	24.2%

Consolidated:
2015 revenue	$353.1
2014 revenue	303.4
Change on an as reported basis	49.7	16.4%
Foreign exchange impact (1)	4.4	1.4%
Change on a constant currency basis	$54.1	17.8%
(1) Foreign exchange impact refers to the change in the prior year's revenue using the current year exchange rates. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - unaudited
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$353.1	$303.4

Net loss attributable to the Company	$(6.6)	$(14.7)
Net interest expense	43.9	50.3
Benefit for income taxes	(3.0)	(0.1)
Depreciation and amortization	69.1	51.5
EBITDA	103.4	87.0
Adjustments to EBITDA:
Stock-based compensation	2.4	2.0
Mergers and acquisitions, divestitures and business optimization(1)	0.5	4.0
Technology transformation(2)	5.8	1.0
Other(3)	2.1	1.3
Total adjustments to EBITDA	10.8	8.3
Adjusted EBITDA	$114.2	$95.3

EBITDA margin	29.3%	28.7%
Adjusted EBITDA margin	32.3%	31.4%

(1)
In 2015, consisted of a $0.4 million adjustment for contingent consideration expense from a previous acquisition and $0.1 million of acquisition expenses. In 2014, consisted of $2.7 million of merger and acquisition integration expenses, $0.5 million of contingent consideration expense for a previous acquisition, $0.5 million of acquisition expenses and $0.3 million of business optimization expenses.

(2)	In 2015 and 2014, represented costs associated with a project to transform our technology infrastructure.

(3)
In 2015, consisted of $0.9 million mark-to-market loss related to ineffectiveness on our interest rate hedge, $0.7 million of currency remeasurement, $0.4 million of loan fees and $0.1 million of miscellaneous. In 2014, consisted of $0.6 million of loan fees and $0.7 million of miscellaneous.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income - unaudited
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Net loss attributable to the Company	(6.6)	(14.7)
Stock-based compensation	2.4	2.0
Mergers and acquisitions, divestitures and business optimization(1)	0.5	4.0
Technology transformation(2)	5.8	1.0
Other(3)	1.8	0.7
Amortization of certain intangible assets (4)	45.4	34.6
Total adjustments before income tax items	55.9	42.3
Change in provision for income taxes per schedule 4	(19.9)	(9.2)
Adjusted Net Income	$29.4	$18.4

(1)
In 2015, consisted of a $0.4 million adjustment for contingent consideration expense from a previous acquisition and $0.1 million of acquisition expenses. In 2014, consisted of $2.7 million of merger and acquisition integration expenses, $0.5 million of contingent consideration expense from a previous acquisition, $0.5 million of acquisition expenses and $0.3 million of business optimization expenses.

(2)	In 2015 and 2014, represented costs associated with a project to transform our technology infrastructure.

(3)
In 2015, consisted of $0.9 million mark-to-market loss related to ineffectiveness on our interest rate hedge, $0.7 million of currency remeasurement and $0.2 million of miscellaneous. In 2014, consisted of $0.7 million of miscellaneous.

(4)
In 2015, consisted of $39.3 million of amortization of intangible assets from our 2012 change in control and $6.1 million of amortization of acquired intangible assets that were established subsequent to our 2012 change in control. In 2014, consisted of $31.5 million of amortization of intangible assets from our 2012 change in control and $3.1 million of amortization of acquired intangible assets that were established subsequent to our 2012 change in control.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - unaudited
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Loss before income taxes	$(7.4)	$(13.6)
Total adjustments before income taxes per Schedule 3	55.9	42.3
Adjusted income before income taxes	$48.5	$28.7

(Provision) benefit for income taxes	$3.0	$0.1
Adjustments for income taxes:
Tax effect of above adjustments(1)	(21.8)	(15.1)
Eliminate impact of adjustments for unremitted foreign earnings(2)	1.5	1.7
Eliminate impact of acquisition-related items(3)	—	1.8
Other(4)	0.4	2.4
Total adjustments for income taxes	(19.9)	(9.2)
Adjusted (provision) benefit for income taxes	$(16.9)	$(9.1)

Effective tax rate	40.1%	0.6%
Adjusted effective tax rate	34.8%	31.8%
Note: The adjusted provision for income taxes is not intended to present the tax provision we would have recorded had our income before income taxes been the same as the adjusted income before income taxes shown above. We estimated the effect on the tax provision of excluding certain pre-tax and tax-provision-only items individually rather than reflecting the impact of such adjustments to other assumptions and estimates inherent in our tax provision. We continued to assume that we will fully utilize domestic net operating loss carryforwards but not foreign tax credits. We also assumed no changes to our existing capital structure. If these assumptions and estimates were changed, the tax adjustments could be materially different from what is disclosed.
(1) Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2) Eliminates impact of certain adjustments related to our deferred tax liability for unremitted foreign earnings, including the lapse of the look-through rule under Subpart F of the Internal Revenue Code and a discrete change from foreign tax credit to foreign tax deduction methodology in 2014.
(3) Eliminates impact of certain acquisition-related items, principally deferred taxes established related to our pre-consolidated CIBIL investment.
(4) Eliminates impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete tax adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - unaudited
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Online Data Services	$149.7	$131.2
Marketing Services	33.2	30.9
Decision Services	39.3	32.1
Total USIS	222.2	194.2
Developed Markets	20.5	19.7
Emerging Markets	42.4	34.4
Total International	62.9	54.1
Consumer Interactive	68.0	55.1
Total revenue	$353.1	$303.4

Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$31.3	$32.4
Mergers and acquisitions, divestitures and business optimization(1)	0.4	2.5
Technology transformation(2)	5.5	0.9
Other(3)	—	0.4
Adjusted USIS Operating Income	37.2	36.2

International operating income	2.4	2.2
Mergers and acquisitions, divestitures and business optimization(1)	—	0.2
Technology transformation(2)	0.3	0.1
Other(3)	—	0.3
Adjusted International Operating Income	2.7	2.8

Consumer Interactive operating income	23.6	19.0

Corporate operating loss	(20.8)	(18.8)
Mergers and acquisitions, divestitures and business optimization(1)	—	0.2
Adjusted Corporate Operating Income	(20.8)	(18.6)

Total operating income	36.5	34.8
Mergers and acquisitions, divestitures and business optimization(1)	0.4	2.9
Technology transformation(2)	5.8	1.0
Other(3)	—	0.7
Total operating income adjustments	6.2	4.6
Total Adjusted Operating Income	$42.7	$39.4

	Three Months Ended
	March 31,
	2015	2014
Operating margin:
USIS	14.1%	16.7%
International	3.8%	4.2%
Consumer Interactive	34.7%	34.5%
Total operating margin	10.3%	11.5%

Adjusted Operating Margin:
USIS	16.7%	18.6%
International	4.3%	5.2%
Consumer Interactive	34.7%	34.5%
Total Adjusted Operating Margin	12.1%	13.0%

(1)
In 2015, consisted of a $0.4 million adjustment for contingent consideration expense. In 2014, consisted of $2.7 million of merger and acquisition integration expenses and $0.3 million of business optimization expenses.

(2)	In 2015 and 2014, represented costs associated with a project to transform our technology infrastructure.

(3)	In 2014, consisted of miscellaneous.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - unaudited
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Depreciation and amortization:
USIS	$50.1	$37.9
International	14.7	10.4
Consumer Interactive	3.1	2.3
Corporate	1.2	0.9
Total depreciation and amortization	$69.1	$51.5